SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 12, 2001


                            TREMOR ENTERTAINMENT INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Nevada                   33-20185                   87-0454377
      ------------------          --------------         -----------------------
(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)              File No.)              Identification No.)


           2621 West Empire Avenue, Burbank, California 91504
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (818) 729-0020
               --------------------------------------------------
               Registrant's telephone number, including area code


                                New Systems, Inc.
              3040 Commercial Boulevard, Fort Lauderdale, FL 33308
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of the Business Acquired.
          ----------------------------------------------

          Historical financial statements for Tremor Games Inc. (formerly, Tremor Entertainment Inc.), consisting of the financial statements and notes provided on pages F-1 through F-27 of this amended Report.

          TREMOR GAMES INC. (F/K/A TREMOR ENTERTAINMENT INC.)
          ---------------------------------------------------

          FINANCIAL STATEMENTS FOR YEARS ENDED MARCH 31, 2001 AND 2000

               Independent Auditor's Report

               Balance Sheets as of March 31, 2001 and 2000

               Statements of Operations for the years ended March 31, 2001 and 2000

               Statements of Shareholders' Equity (Deficit) for the years ended March 31, 2001 and 2000

               Statements of Cash Flows for the years ended March 31, 2001 and 2000

               Summary of Business and Significant Accounting Policies

               Notes to Financial Statements

          FINANCIAL STATEMENTS FOR SIX MONTHS ENDED SEPTEMBER 30, 2001

               Balance Sheet - September 30, 2001 (Unaudited)

               Statements of Operations for the six months ended September 30, 2001 and 2000

               Statements of Shareholders' Deficit for the six months ended September 30, 2001 (Unaudited)

               Statements of Cash Flows for the six months ended September 30, 2001 and 2000 (Unaudited)

               Notes to Interim Unaudited Financial Statements


     (b)       Pro Forma Financial Information and Exhibits.
               --------------------------------------------

       Pro Forma financial information relating to the Company and giving effect to the acquisition is provided on pages F-28 through F-29 of this amended Report.

          TREMOR  ENTERTAINMENT  INC.  (F/K/A  NEW  SYSTEMS,   INC.)  PRO  FORMA
          CONSOLIDATED FINANCIAL STATEMENTS

               Pro Forma Consolidated Financial Statements Statements

     (c)       Exhibits
               --------

               None


                          INDEX TO FINANCIAL STATEMENTS


      INDEX TO HISTORICAL FINANCIAL STATEMENTS OF TREMOR ENTERTAINMENT INC.

                                                                                 PAGE
                                                                                 ----
TREMOR GAMES, INC. (F/K/A TREMOR ENTERTAINMENT INC.)
----------------------------------------------------

FINANCIAL STATEMENTS FOR YEARS ENDED MARCH 31, 2001 and 2000
    Independent Auditor's Report                                                 F-1

    Balance Sheets as of March 31, 2001 and 2000                                 F-2

    Statements of Operations for the years ended March 31, 2001 and 2000         F-3

    Statements of Shareholder's Equity (Deficit) for the Years ended March
        31, 2001 and 2000                                                        F-4

    Statements of Cash Flows for the years ended March 31, 2001 and 2000         F-5

    Summary of Business and Significant Accounting Policies                      F-6

    Notes to Financial Statements                                                F-9


FINANCIAL STATEMENTS FOR SIX MONTHS ENDED SEPTEMBER 30, 2001

    Balance Sheet - September 30, 2001 (Unaudited)                               F-18

    Statements of Operations for the six months ended September 30, 2001 and
    2000 (Unaudited)                                                             F-19

    Statements of Shareholders'Deficit for the six months ended September 30,
     2001 (Unaudited)                                                            F-20

    Statements of Cash Flows for the six months ended September 30, 2001 and
    2000 (Unaudited)                                                             F-21

    Notes to Interim Unaudited Financial Statements                              F-22


INDEX TO PRO FORMA FINANCIAL STATEMENTS OF TREMOR ENTERTAINMENT INC.
                                                                                PAGE
                                                                                ----
TREMOR ENTERTAINMENT INC.
-------------------------

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    Pro Forma Consolidated Financial Statements                                  F-28

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders' and Board of Directors of Tremor Entertainment, Inc.
Burbank, California

We have audited the accompanying balance sheets of Tremor Entertainment, Inc. (the "Company") as of March 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tremor Entertainment, Inc. as of March 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss for the years ended March 31, 2001 and 2000 of $2,212,047 and $3,603,377, has used cash in operating activities of $1,761,339 and $1,078,431 for the years ended March 31, 2001 and 2000, and at March 31, 2001 has a negative working capital of $144,038. These and other factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    /s/ BDO SEIDMAN, LLP



Los Angeles, California

May 15, 2001

                            TREMOR ENTERTAINMENT INC.

                                 BALANCE SHEETS

March 31,                                                              2001              2000
================================================================================================
ASSETS

CURRENT ASSETS
   Cash                                                           $   162,822      $     4,490
   Receivables                                                        208,373           17,142
   Prepaid expenses                                                       972           26,500
------------------------------------------------------------------------------------------------
Total current assets                                                  372,167           48,132

PROPERTY AND EQUIPMENT, net (Note 2)                                  107,115          120,961

DEFERRED FINANCING COST (Note 8)                                           --           40,117

OTHER ASSETS                                                           40,114           30,124
------------------------------------------------------------------------------------------------
Total assets                                                      $   519,396      $   239,334
================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                $    48,243      $   151,132
  Accrued expenses                                                    139,801          330,787
  Deferred revenue                                                     52,632           15,000
  Billings in excess of cost and estimated earnings (Note 3)          275,529               --
  Accrued estimated losses on projects (Note 3)                            --          104,200
  Notes payable (Note 4)                                                   --           40,000
  Notes payable current portion - related party (Note 4)                   --           17,877
------------------------------------------------------------------------------------------------
Total current liabilities                                             516,205          658,996

NOTES PAYABLE - RELATED PARTY, less current portion (Note 4)               --           10,000
------------------------------------------------------------------------------------------------
Total liabilities                                                     516,205          668,996
------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 8 and 10)
   Convertible Preferred Stock, $.10 par value; authorized
   20,000,000 shares; issued and outstanding 6,000,000 shares
   (liquidation preference $600,000)                                  600,000               --
   Common stock, par value $0.01, 50,000,000 and 20,000,000
   shares authorized at March 31, 2001 and 2000; 2,445
   and 2,172 shares issued and outstanding at
   March 31, 2001 and 2000                                                 25               22
   Additional paid-in capital                                       5,369,004        3,324,107
   Accumulated deficit                                             (5,947,838)      (3,735,791)
------------------------------------------------------------------------------------------------
                                                                       21,191         (411,662)
  Less:  Treasury stock, 9,000 shares, at cost                        (18,000)         (18,000)
------------------------------------------------------------------------------------------------
Total stockholders' equity (deficit)                                    3,191         (429,662)
------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity (deficit)              $   519,396      $   239,334
================================================================================================

 See accompanying summary of business and significant accounting policies and notes to financial statements.

                                    TREMOR ENTERTAINMENT INC.

                                    STATEMENTS OF OPERATIONS

Years ended March 31,                                                2001             2000
================================================================================================
REVENUES                                                         $ 1,341,839      $   502,205

COST OF REVENUES                                                   1,345,428          691,800
------------------------------------------------------------------------------------------------

GROSS LOSS                                                            (3,589)        (189,595)
------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Marketing                                                          80,398          104,972
   Research and development                                          284,409          453,118
   General and administrative, including non-cash charge for
     compensation of $618,900 in 2001 and $1,927,072 in 2000       1,810,530        2,492,604
------------------------------------------------------------------------------------------------

Total operating expenses                                           2,175,337        3,050,694
------------------------------------------------------------------------------------------------

OPERATING LOSS                                                    (2,178,926)      (3,240,289)

OTHER INCOME (EXPENSE)
   Aborted acquisitions expense                                           --         (303,992)
   Interest expense                                                  (44,257)         (60,051)
   Other income                                                       11,136              955
------------------------------------------------------------------------------------------------

Total other expense                                                  (33,121)        (363,088)
------------------------------------------------------------------------------------------------


NET LOSS                                                          (2,212,047)      (3,603,377)

DIVIDENDS TO PREFERRED SHAREHOLDERS
   Cash dividends                                                    (24,000)              --
   Deemed dividends                                                 (600,000)              --
------------------------------------------------------------------------------------------------

NET LOSS ALLOCATED TO COMMON SHAREHOLDERS                        $(2,836,047)     $(3,603,377)
================================================================================================

See accompanying summary of business and significant accounting policies and notes to financial statements.

                                    TREMOR ENTERTAINMENT INC.

                           STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                               YEARS ENDED MARCH 31, 2001 AND 2000

                                   Preferred Stock             Common Stock         Additional
                                -----------------------  -------------------------    Paid-In    Accumulated    Treasury
                                 Shares        Amount      Shares        Amount       Capital      Deficit        Stock     Total
===================================================================================================================================
BALANCE, March 31, 1999                 -   $        -        1,776          18   $  180,382    $ (132,414)  $      -  $    47,986

Common stock issued for cash            -            -          206           2    1,112,398              -          -    1,128,400
Common stock issued for
   compensation                         -            -          190           2    1,806,595              -          -    1,806,597
Warrants issued for financing           -            -            -           -       88,257              -          -       88,257
Warrants issued for
   compensation                         -            -            -           -      120,475              -          -      120,475
Acquisition of treasury stock           -            -            -           -            -              -    (18,000)     (18,000)
Net loss                                -            -            -           -            -     (3,603,377)         -   (3,603,377)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, March 31, 2000                 -            -        2,172          22    3,324,107     (3,735,791)   (18,000)    (429,662)

Common stock issued for cash            -            -          254           2    1,449,998              -          -    1,450,000
Common stock issued for
   compensation                         -            -           19           1      241,499              -          -      241,500
Common stock options issued
   for compensation                     -            -            -           -      363,000              -          -      363,000
Warrants issued for
   compensation                         -            -            -           -       14,400              -          -       14,400
Preferred stock issued for
   cash                         6,000,000      600,000            -           -            -              -          -      600,000
Preferred stock cash
   dividends                            -            -            -           -      (24,000)             -          -      (24,000)
Preferred stock deemed
   dividends                            -            -            -           -     (600,000)             -          -     (600,000)
Preferred stock deemed
   dividends                            -            -            -           -      600,000              -          -      600,000
Net loss                                -            -            -           -            -     (2,212,047)         -   (2,212,047)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, March 31, 2001         6,000,000   $  600,000        2,445   $      25   $5,369,004    $(5,947,838)  $(18,000) $     3,191
===================================================================================================================================

               See accompanying summary of accounting policies and
                     notes to combined financial statements

                            TREMOR ENTERTAINMENT INC.

                            STATEMENTS OF CASH FLOWS


INCREASE (DECREASE) IN CASH

YEARS ENDED MARCH 31,                                                                    2001               2000
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                        $(2,212,047)        $(3,603,377)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation                                                                       52,298              22,824
     Non-cash interest expense                                                          40,117              48,139
     Common stock issued for compensation                                              241,500           1,806,597
     Common stock options issued for compensation                                      363,000                   -
     Warrants issued for compensation                                                   14,400             120,475
     Changes in operating assets and liabilities:
       Receivables                                                                    (191,231)             (6,142)
       Prepaid expenses                                                                 25,528             (26,500)
       Other assets                                                                     (9,990)            (21,262)
       Accounts payable                                                               (102,889)            150,602
       Accrued expenses                                                               (190,986)            311,013
       Deferred revenue                                                                 37,632              15,000
       Billing in excess of cost and estimated earnings                                275,529                   -
       Accrued estimated losses on projects                                           (104,200)            104,200
---------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                               (1,761,339)         (1,078,431)
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                                  (38,452)           (104,250)
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                            1,450,000           1,128,400
   Proceeds from issuance of preferred stock                                           600,000                   -
   Preferred stock cash dividend                                                       (24,000)                  -
   Payment on notes payable                                                            (40,000)             40,000
   (Payment on) proceeds from notes payable - related party                            (27,877)             14,583
   Purchase of treasury stock                                                                -             (18,000)
---------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                            1,958,123           1,164,983
---------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                        158,332             (17,698)

CASH, beginning of year                                                                  4,490              22,188
---------------------------------------------------------------------------------------------------------------------

CASH, end of year                                                             $        162,822      $        4,490
---------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for:
       Interest paid                                                          $          4,596      $       10,440
       Income taxes paid                                                                     -               1,462
---------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
     Non cash items:
       Issuance of warrants in connection with debt financing                 $              -      $       88,257
---------------------------------------------------------------------------------------------------------------------

         See accompanying summary of business and significant accounting policies and notes to financial statements.

                            TREMOR ENTERTAINMENT INC.

             SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
                                 MARCH 31, 2001

BUSINESS

       Tremor Entertainment, Inc. ("Tremor" or the "Company"), a California corporation, was organized on August 12, 1998. The Company designs and develops interactive entertainment software for external publishers. Using its design and development capabilities, the Company creates branded product series for existing and emerging hardware platforms. Tremor sells its products to publishers throughout North America. Sales are facilitated by securing strategic relationships with movie studios, licensing agents, and distributors.

       The Company is subject to certain business risks which could effect future operations and financial performance. These risks include changing computing environments, rapid technological change, development of new products, and competitive pricing.

RECLASSIFICATIONS

       Certain balances as of March 31, 2000 have been reclassified in the accompanying consolidated financial statements to conform with the current year presentation. The reclassifications had no effect on previously reported net income or stockholders' equity.

PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of respective assets, ranging from three to five years.

       The Company reviews the carrying values of its property and equipment for possible impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Impairment losses are charged to operations when recognized.

RESEARCH AND DEVELOPMENT COSTS

       Expenses relating to research and development activities are charged to expense when incurred.

                           TREMOR ENTERTAINMENT, INC.

             SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
                                   (CONTINUED)
                                 MARCH 31, 2001

REVENUE AND COST RECOGNITION

       Revenues and costs from fixed-price software development contracts are recognized for each contract on the percentage-of-completion method, measured by the cost incurred to date, to the total cost for the contract. Management believes the use of the cost to cost method to gauge completion is the best available measure of completeness. Direct costs include, among other things, direct labor and direct overhead. General and administrative expenses are accounted  for  as  period  costs  and  are,  therefore,  not  included  in  the percentage-of-completion method of accounting for software development contracts. Project losses are provided in the period in which such losses are determined, without reference to the percentage-of-completion. As contracts can extend over one or more accounting periods, revisions in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts that required such revisions become known. Non-refundable advances received at the inception of a project are deferred and recognized ratably over the life of the contract.

       The Company accrues for estimated losses on contracts when total estimated contract revenue compared to total estimated contract cost at an accounting reporting period indicate a loss. The costs used in arriving at the accrued estimated loss on a contract include all costs of the type allocable to the contract including change order and price redeterminations. The provision for loss for the year ended March 31, 2000 is accounted for in the statement of operations as an additional contract cost shown as a component of the cost of revenues.

                           TREMOR ENTERTAINMENT, INC.

             SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
                                   (CONTINUED)
                                 MARCH 31, 2001

INCOME TAXES

       The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). SFAS 109 requires a company to use the asset and liability method of accounting for income taxes.

       Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and result primarily from differences in methods used to amortize production costs. A valuation allowance is provided when management cannot determine whether it is more likely than not that the deferred tax asset will be realized.

USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

       The Company accounts for stock-based compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations, and complies with the disclosure provisions SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2001

NOTE 1 - LIQUIDITY AND GOING CONCERN

       The Company incurred losses for the years ended March 31, 2001 and 2000 of $2,212,047 and $3,603,377 and has used cash in operating activities of $1,761,339 and $1,078,431 for the years ended March 31, 2001 and 2000.
Furthermore, at March 31, 2001 the Company has negative working capital of $144,038 and stockholders' equity of $3,191. The Company is in its third year of implementing its business plan and cannot be assured that the results of operations will be sufficient to sustain its operations. Accordingly, there is substantial doubt regarding the Company's ability to continue as a going concern. The Company is pursuing additional capital to meet future financial obligations, but may not be able to do so. Should the Company not be able to raise additional financing or implement its business plan and generate sufficient cash flows from operations, it may have to curtail operations. The financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

MARCH 31,                                 2001                     2000
================================================================================

Computer equipment                     $ 172,822                $ 134,891
Furniture and fixtures                    13,307                   12,786
--------------------------------------------------------------------------------

                                         186,129                  147,677
Accumulated depreciation                 (79,014)                 (26,716)
--------------------------------------------------------------------------------

                                       $ 107,115                $ 120,961
================================================================================

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 3 - CONTRACTS IN PROGRESS

       Billings in excess of costs and estimated earnings on uncompleted contracts and accrued estimated losses on projects, which result from total estimated costs exceeding total estimated revenue amounts on uncompleted contracts, are as follows:


       March 31,                                     2001       2000
       =====================================================================

       Cost incurred on uncompleted contracts  $1,106,973       $ 449,383
       Estimated earnings (loss) to date           39,866        (293,583)
       ---------------------------------------------------------------------

                                                1,146,839         155,800
       Less: billings to date                  (1,422,368)       (260,000)
       ---------------------------------------------------------------------

       Billings in excess of cost and estimated
          earnings                              $(275,529)              -

       Accrued estimated losses on projects             -       $(104,200)
       =====================================================================


NOTE 4 - NOTES PAYABLE

       The Company had notes payable of $40,000 as of March 31, 2000, payable upon demand, bearing interest at approximately 8% per annum. The Company also had related party notes payable of $27,877 as of March 31, 2000. As of March 31, 2000, $17,877 of related party notes payable are payable upon demand and $10,000 of related party notes payable mature September 2001. Related party notes payable bear interest between 8% and 10% per annum. During 2001, the Company repaid all notes payable.

NOTE 5 - INCOME TAXES

       As of March 31, 2001, the Company had unused Federal and California net operating loss carryforwards of approximately $3,650,000 available to offset against future taxable income. The Federal unused net operating loss carryforward expires in various amounts through the year 2021. The California net operating loss carryforward will expire in various amounts through the year 2008.

       Net deferred tax assets of approximately $1,470,000 as of March 31, 2001, resulting primarily from net operating losses, have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be realized.

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 6 - COMMITMENTS AND CONTINGENCIES

COMMITMENTS

       The Company leases office space and office equipment under noncancelable operating leases, which expire in 2004. The future minimum rental payments under these agreements at March 31, 2001 were as follows:

       March 31,                           Amount
       ------------------------------------------

           2002                     $      40,303
           2003                            35,008
           2004                            13,056
       ------------------------------------------

       Total rent expense was $64,365 and $31,334 for the years ended March 31, 2001 and 2000, respectively.

CONTINGENCIES

       The Company has legal proceedings incidental to its normal business activities. In the opinion of management, the outcome of the proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 7 - STOCK OPTIONS AND WARRANTS

       During 2001, the Company's Board of Directors approved a stock plan allowing for the grant of stock and qualified and non-qualified stock options to employees, directors and consultants. The stock plan (the "2001 Plan") authorizes granting of awards up to an aggregate maximum of 1,333 shares of common stock. A stock option award term is not to exceed ten years from the date of grant. As of March 31, 2001, no awards were issued pursuant to the 2001 Plan.

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 7 - STOCK OPTIONS AND WARRANTS

       During 2000, the Company's Board of Directors approved a non-qualified stock option plan for its employees, officers and directors. The 2000 Plan (the " 2000 Plan") authorizes granting of options to purchase up to an aggregate maximum of 1,000 shares of common stock, as amended, with an exercise price at least equal to the fair value of the shares at the date of grant. The vesting periods for the options are from one to six years. The stock option term is for a period of ten years from the date of grant. As of March 31, 2001, 70 stock options with a per common share grant price of $.01m have been issued pursuant to the 2000 Plan. 14 of those options with per common share grant prices of $.01 were issued during fiscal 2001. The 2000 Plan terminated March 31, 2001.

       During September 2000, the Company issued 404 stock options to officers and directors with an exercise price of $0.01 per common share not pursuant to the 2000 Plan. The option exercise price was less than the estimated fair value of the Company's common stock on the date of grant resulting in an intrinsic value of $363,000. The intrinsic value of the options was recorded as a non-cash compensation expense.

       During April 2000, in connection with an equity transaction, the Company issued 56 units. Each unit consisted of one share of Company's common stock and one 5-year warrant to purchase one share of Company's common stock at $.01 per share. See Note 8.

       During April 2000, the Company issued 4 warrants to purchase common stock of the Company at $.01 per common share in exchange for services. The warrants expire in 2005.

       In addition, the Company issued 15 warrants purchasing common stock of the Company at $.01 per common share as part of a resignation agreement. The warrants expire in 2002. The warrant exercise price was less than the estimated fair value of the Company's common stock on the date of grant resulting in an intrinsic value of $14,400. The intrinsic value of the warrants was recorded as a non-cash compensation expense.

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 7 - STOCK OPTIONS AND WARRANTS

       In June 1999, the Company issued 1 warrant at $0.01 per common share to purchase common stock of the Company to an employee not pursuant to the 2000 stock option plan but with terms substantially the same as the plan.

       During 2000, the Company issued warrants to purchase 40 shares of the Company's common stock in exchange for services and in connection with debt financing. The warrants have an exercise price of $.01 per common share and expire through 2005. Included in the issued warrants are warrants for the purchase of 17 shares at $.01 per common share of the Company's common stock that were issued in connection with debt financing. These warrants had been recorded as deferred financing costs on the balance sheet and were to be amortized ratably over the life of the related party debt as interest expense. During 2001, the Company cancelled the outstanding warrant to purchase 17 shares of common stock originally issued in connection with the related party financing. See Note 8.

The following table summarizes the stock options and warrants outstanding at March 31, 2001:

                                                     Weighted
                                                     Average
                                        Shares    Exercise Price
       ==========================================================

       Outstanding at March 31, 1999            -      $     -
          Granted                              97          .01
          Cancelled                            (1)         .01
       ----------------------------------------------------------

       Outstanding at March 31, 2000           96          .01
          Granted                             491          .01
          Cancelled                           (41)         .01
       ----------------------------------------------------------

       Outstanding at March 31, 2001          546      $   .01
       ==========================================================

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 7 - STOCK OPTIONS AND WARRANTS

Information relating to stock options and warrants at March 31, 2001 summarized by exercise price is as follows:

                                                              Options and
                   Options and Warrants Outstanding       Warrants Exercisable
                  ------------------------------------    ---------------------
                                Weighted
                                Average       Weighted                 Weighted
                               Remaining      Average                  Average
                   Number      Contractual    Exercise                 Exercise
Exercise Price    Outstanding  Life (Years)    Price       Number      Price
================================================================================
        $0.01           546       3.8          $ 0.01        526       $  .01
================================================================================

       The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for its stock option plans as all grants have been made at or above fair value. Had compensation cost for the Company's stock option plans been determined consistent with FASB 123, the Company's net loss would have been increased to the pro forma amounts included below:


       YEARS ENDED MARCH 31,      2001               2000
       ========================================================


       Net loss, as reported    $(1,834,647)       $(3,603,377)
       Net loss, pro forma       (1,918,641)        (3,750,412)
       ========================================================

       The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions in 2001 and 2000: a discount rate of 6%, volatility of 0%, an expected life of between 1 to 5 years with no expected dividend.

NOTE 8 - STOCKHOLDERS' EQUITY

       In September 2000, the Company paid off a related party note in the amount of $10,000 and cancelled the outstanding warrant to purchase 17 shares of common stock originally issued in connection with the financing.

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 8 - STOCKHOLDERS' EQUITY

       In September 2000, the Company amended its articles of incorporation to allow for the authorization to issue two classes of shares. Common stock authorized to be issued is 50,000,000 shares and Series A Convertible Preferred Stock authorized to be issued is 20,000,000 shares.

       In April 2000, the Company entered into a capital financing agreement with a new strategic investor. Pursuant to this agreement, the Company received $300,000 through the sale of 84 shares of common stock.

       Additionally in April 2000, the Company had a private placement of $.01 through the sale of 56 units. Each unit consisted of one share of the Company's common stock and one 5-year warrant to purchase one share of the Company's common stock at $.01 per share. In connection with the private placement, the Company issued 100 shares of its common stock for services to the new strategic investor.

       Also in April 2000, the Company entered into capital financing agreements with two investors. Pursuant to these agreements, the Company received $150,000 through the sale of 13 shares of common stock.

       Also in April 2000, in connection with services provided to the Company, the Company issued 19 shares of common stock valued at $.01 per share. The fair value of these shares on the date of issuance, $231,500, has been included in general and administrative expense.

       During the year ended March 31, 2000, the Company sold an additional 163 shares of common stock for $610,200, pursuant to private placements.

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 8 - STOCKHOLDERS' EQUITY

       In March 2000, the Company entered into a capital and consulting agreement with a strategic investor. Under terms of this agreement, the Company issued 56 shares to the investor for interactive industry consulting. The fair value of these shares on the date of issuance, $200,000, has been included in general and administrative expense.

       In October 1999, the Company entered into an agreement with a consultant to provide various strategic consulting and financial relations services. Pursuant to this agreement, the Company will pay the consultant 2% to 10% of any funds received through contacts initiated by the consultant. In addition, the Company issued the consultant 17 shares. The fair value of these shares on the date of issuance, $200,000, has been included in general and administrative expense. This agreement provides for the issuance of up to 39 additional shares if specific funding targets are reached.

       In June 1999, the Company issued 117 shares to the partners of a media licensing and consulting company in exchange for certain consulting services, including access to media licenses for interactive games. The fair value of these shares on the date of issuance, $1,400,000, has been included in general and administrative expense.

       From April 1999 through November 1999, the Company raised $518,200 from the sale of 44 shares of its common stock pursuant to a private placement under Rule 504 of Regulation D of the Securities Act of 1933.

SERIES A CONVERTIBLE PREFERRED STOCK

In September 2000, the Company issued  6,000,000  shares of Series A Convertible
Preferred Stock for net proceeds of $600,000. Dividends on the shares of the Series A Convertible Preferred Stock are cumulative, are payable quarterly in arrears at the rate of $0.002 per preferred share. Each share of Series A Convertible Preferred Stock carries a $.10 per share liquidation preference.

                           TREMOR ENTERTAINMENT, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                                 MARCH 31, 2001


NOTE 8 - STOCKHOLDERS' EQUITY

       Each share of the Series A Convertible Preferred Stock is convertible into five shares of Common Stock of the Company, subject to adjustment under certain conditions. The conversion feature of the Series A Convertible Preferred Stock resulted in a one time deemed dividend of $600,000 due to the beneficial nature of the conversion feature at the time of issuance.

       The Series A Convertible Preferred Stock is not redeemable and is not entitled to the benefit of any sinking fund.

            All share and per share amonts have been adjusted to reflect a 6,000:1 reverse common stock split.

NOTE 9 - MAJOR CUSTOMERS

       Approximately 85% and 11% of sales were made to two customers in the year ended March 31, 2001. Approximately 96% of receivables as of March 31, 2001 is due from the largest customer.

       Approximately 57%, 20% and 18% of sales were made to three customers in the year ended March 31, 2000.

NOTE 10 - SUBSEQUENT EVENTS (UNAUDITED)

       In June 2001, the Company initiated a private placement of up to 6,000,000 shares of the Company's common stock at $.25 per share for an aggregate of $1,500,000. As of June 2001, no common stock had been sold nor proceeds received.

       Also,  the  Company  is in  the  process  of  amending  its  articles  of
incorporation   to  increase  the  common  stock  authorized  to  be  issued  to
100,000,000 shares.

                            TREMOR ENTERTAINMENT INC.

                                  BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)


ASSETS
CURRENT ASSETS
   Cash                                                                 $   173,900
   Receivables                                                                6,853
   Prepaid expenses                                                           5,309
-------------------------------------------------------------------------------------
Total current assets                                                        186,062

PROPERTY AND EQUIPMENT, net                                                  88,077
DEPOSITS                                                                     11,917
SOFTWARE LICENSES                                                            21,752
-------------------------------------------------------------------------------------
Total assets                                                            $   307,808
=====================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                                     $   278,212
   Accrued expenses                                                         157,516
   Deferred revenue                                                          21,053
   Billings in excess of cost and estimated earnings                        295,890
   Notes payable - related party                                            650,000
-------------------------------------------------------------------------------------
Total current liabilities                                                 1,402,671
-------------------------------------------------------------------------------------
Total liabilities                                                         1,402,671
-------------------------------------------------------------------------------------
COMMITMENTS

STOCKHOLDERS' DEFICIT
   Convertible Preferred Stock, $.10 par value;
   authorized 20,000,000 shares; issued and outstanding
   6,000,000 shares (liquidation preference $600,000)                       600,000
   Common stock, par value $0.01, 100,000,000 shares authorized
   2,445 shares issued and outstanding                                           25
   Additional paid-in capital                                             5,345,004
   Accumulated deficit                                                   (7,021,892)
-------------------------------------------------------------------------------------
                                                                         (1,076,863)
   Less: Treasury stock, 9,000 shares, at cost                              (18,000)

Total stockholders' deficit                                              (1,094,863)
-------------------------------------------------------------------------------------

Total liabilities and stockholders' deficit                             $   307,808
=====================================================================================

 The accompanying notes are an integral part of these unaudited financial statements.

                              TREMOR ENTERTAINMENT INC.

                               STATEMENT OF OPERATIONS
                                     (UNAUDITED)

Six months ended September 30,                          2001                   2000
=======================================================================================

REVENUES                                            $ 1,136,218           $   400,694


COST OF REVENUES                                      1,136,174               434,003
---------------------------------------------------------------------------------------

GROSS PROFIT (LOSS)                                          44               (33,309)
---------------------------------------------------------------------------------------

OPERATING EXPENSES
   General and administrative                         1,050,571               878,152
   Research and development                              13,107               264,802
   Marketing                                              9,564                27,754
---------------------------------------------------------------------------------------

Total operating expenses                              1,073,242             1,170,708
---------------------------------------------------------------------------------------

OPERATING LOSS                                       (1,073,198)           (1,204,017)

OTHER INCOME (EXPENSE)
   Interest expense                                      (2,863)              (43,381)
   Other income                                           2,007                 7,351
---------------------------------------------------------------------------------------

Total other income (expense)                               (856)              (36,030)
---------------------------------------------------------------------------------------

NET LOSS                                             (1,074,054)           (1,240,047)

DIVIDENDS TO PREFERRED SHAREHOLDERS
   Cash dividends                                       (24,000)                    -
---------------------------------------------------------------------------------------

NET LOSS ATTRIBUTED TO COMMON SHAREHOLDERS          $(1,098,054)          $(1,240,047)
=======================================================================================

The accompanying notes are an integral part of these unaudited financial statements.

                            TREMOR ENTERTAINMENT INC.

                       STATEMENTS OF SHAREHOLDERS' DEFICIT
                                   (UNAUDITED)


                                   Preferred Stock             Common Stock         Additional
                                -----------------------  -------------------------    Paid-In    Accumulated    Treasury
                                 Shares        Amount      Shares        Amount       Capital      Deficit        Stock     Total
===================================================================================================================================
BALANCE, April 1, 2001          6,000,000      600,000        2,445   $      25   $5,369,004    $(5,947,838)  $(18,000)   $   3,191

Preferred stock cash dividends          -            -            -           -      (24,000)             -          -      (24,000)
Net loss                                -            -            -           -            -     (1,074,054)         -   (1,074,054)
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, March 31, 2001         6,000,000   $  600,000        2,445   $      25   $5,345,004    $(7,021,892)  $(18,000) $(1,094,863)
===================================================================================================================================

The accompanying notes are an integral part of these unaudited financial statements

                            TREMOR ENTERTAINMENT INC.

                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

INCREASE (DECREASE) IN CASH

Six months ended September 30,                                               2001                 2000
============================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                              $(1,074,054)          $(1,240,047)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation                                                          31,616                25,049
        Common stock issued for compensation                                       -               241,500
      Non-cash interest expense                                                    -                40,117
      Changes in operating assets and liabilities:
         Receivables                                                         201,520               (18,056)
         Prepaid expenses                                                     (4,337)                5,678
         Costs in excess of billing                                                -              (139,905)
         Other assets                                                          6,444               (29,170)
         Accounts payable                                                    229,969               (78,146)
         Accrued expenses                                                     17,716              (310,847)
         Deferred revenue                                                    (31,579)               69,211
         Billing in excess of cost and estimated earnings                     20,361                     -
         Accrued estimated losses on projects                                      -              (104,200)
------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                       (602,344)           (1,538,816)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                       (12,578)              (11,672)
------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                        (12,578)              (11,672)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                          -             1,450,000
   Proceeds from issuance of preferred stock                                       -               600,000
   Preferred stock cash dividend                                             (24,000)                    -
   Payment on notes payable                                                        -               (40,000)
   Proceeds from notes payable - related party                               875,000               100,000
   Payments on notes payable - related party                                (225,000)              (27,877)
------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                    626,000             2,082,123
------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH            `                                             11,078               531,635

CASH, beginning of period                                                    162,822                 4,490
------------------------------------------------------------------------------------------------------------
CASH, end of period                                                      $   173,900           $   536,125
============================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Cash paid for:
      Interest paid                                                      $     2,863           $     3,721
============================================================================================================


            The accompanying notes are an integral part of these unaudited financial statements.

                                          TREMOR ENTERTAINMENT INC.

                                        NOTES TO FINANCIAL STATEMENTS
                                             SEPTEMBER 30, 2001

NOTE 1 - BASIS OF PRESENTATION

       Tremor Entertainment Inc. ("Tremor" or the "Company"), designs and develops interactive entertainment software for the most popular video game consoles, including Sony PlayStation, Sega Dreamcast and Microsoft Box.

       In the opinion of management, the accompanying financial statements reflect all adjustments consisting of normal recurring accruals and one time adjustments discussed below necessary to present fairly the financial position as of September 30, 2001 and the results of its operations for the six month periods ended September 30, 2001 and 2000. Although management believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities Exchange Commission.

       The results of operations for the six months period ended September, 2001 are not necessarily indicative of the results that may be expected for the full year ending March 31, 2002. The accompanying financial statements should be read in conjunction with the more detailed financial statements for the year ended March 31, 2001, and the related footnotes thereto, filed with the February 25, 2002 Tremor Entertainment Inc. SEC Form 8-K/A on December 12, 2001 in connection with the New Systems, Inc. merger.

NOTE 2 - LIQUIDITY AND GOING CONCERN

       The Company incurred losses for the six months ended September 30, 2001 of $1,074,054 and has cash used in operating activities of $602,344 for the six months ended September 30, 2001. Furthermore, at September 30, 2001 the Company had negative working capital of $1,216,609 and stockholders' deficit of $1,094,863. As a result of the Company's financial position and results of operations as of March 31, 2001, the Company's certified public accountants expressed substantial doubt about the Company's ability to continue as a going concern in their report on the March 31, 2001 financial statements of the Company. The Company is in its third year of implementing its business plan and cannot be assured that the results of operations will be sufficient to sustain its operations. Accordingly, there is substantial doubt regarding the Company's ability to continue as a going concern. The Company is pursuing additional capital to meet future financial obligations, but may not be able to do so. Should the Company not be able to raise additional financing or implement its business plan and generate sufficient cash flows from operations, it may have to curtail operations. The financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

                            TREMOR ENTERTAINMENT INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                               SEPTEMBER 30, 2001

NOTE 3 - MERGER WITH NEW SYSTEMS, INC.

       On July 23, 2001, pursuant to the terms and conditions of a Stock Purchase Agreement, in contemplation of a proposed merger, Tremor Entertainment Inc. purchased an aggregate of 1,800,000 shares of New Systems, Inc. common stock for aggregate consideration of $505,000. Tremor purchased 1,500,000 shares of New Systems, Inc. common stock from Ram Venture Holdings Corp, an entity related to Steven Oshinsky, Tremor's Chief Executive Officer, for $4,167 in cash and a note for $416,666 and 300,000 shares of New Systems, Inc. common stock from KM Financial, an entity unrelated to Tremor, for $833 in cash and a note for $83,334. At the time of the merger, RAM Capital Management, a private equity fund managed by Steven Oshinsky, owned approximately 33 percent of Ram Venture Holdings Corp. As a result of the stock purchase, Tremor acquired a 54 percent ownership of the outstanding common stock of New Systems, Inc. resulting in a majority control of New Systems, Inc. On the date of purchase, New Systems, Inc. had assets of approximately $23,000, liabilities of approximately $25,000 and a net stockholders' deficit of approximately $2,000.

       For accounting purposes, the transaction was accounted for as a purchase of a majority interest from a related party and the 54 percent interest in New Systems, Inc. common stock was valued at zero. The $505,000 amount paid for the common stock of New Systems, Inc. was recorded as a transaction expense.


NOTE 4 - CONTRACTS IN PROGRESS

       Billings in excess of costs and estimated earnings on uncompleted contracts, consists of the following:

September 30, 2001
================================================================================

Cost incurred on uncompleted contracts                      $  2,243,147
Estimated earnings to date                                        39,910
--------------------------------------------------------------------------------
                                                               2,283,057
Less: billings to date                                        (2,578,947)
--------------------------------------------------------------------------------
                                                            $   (295,890)
--------------------------------------------------------------------------------
Included in the accompanying balance sheet under the following caption:

Billings in excess of cost and estimated earnings           $   (295,890)
================================================================================

                            TREMOR ENTERTAINMENT INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                               SEPTEMBER 30, 2001


NOTE 5 - NOTES PAYABLE

       The Company had a related party notes payable to Ram Venture Holdings Corp., for $125,000 as of September 30, 2001. RAM Capital Management, a shareholder of the company and a private equity fund managed by Steven Oshinsky, owned approximately 33 percent of RAM Venture Holdings Corp. The note is payable upon demand and bears interest at approximately 12 percent per annum. In addition to the promissory note the Company issued a warrant agreement for the purchase of 750,000 shares of Tremor common stock at an exercise price of $.10 per common share. The warrant agreement was valued at zero.

       The Company had a related party note payable to Ram Venture Holdings Corp., for $416,666 as of September 30, 2001 in connection with the purchase of New Systems, Inc. common stock. The note was due February 7, 2002 and bears no interest. RAM Capital Management, a private equity fund managed by Steven Oshinsky, owned approximately 33 percent of RAM Venture Holdings Corp.

       The Company had a note payable to KM Financial for $83,334 as of September 30, 2001 in connection with the purchase of New Systems, Inc. common stock. The note was due February 7, 2002 and bears no interest.

       The notes payable to Ram Venture Holdings Corp. and KM Financial for the purchase of New Systems, Inc. common stock were guaranteed pursuant to a pledge agreement by RAM Capital Management, a shareholder of the Company and a private equity fund managed by Steven Oshinsky, the Chairman and Chief Executive Officer of Tremor.

       As of September 30, 2001, included in the Accounts Payable balance is $37,431 owed to RAM Capital Management for miscellaneous expenses.

NOTE 6 - EQUITY

       As of September 30, 2001 the Company had accrued dividends on Series A Convertible Preferred Stock for $24,000.

       In July 2001, the Company amended its Articles of Incorporation to allow for the authorization of 100,000,000 shares of Common Stock to be issued.

NOTE 7 - MAJOR CUSTOMERS

       For the six month period ended on September 30, 2001 all the revenue received by the Company came from one customer. During the six month period ended September 30, 2000, 74 percent of the Company's revenue was from the same one customer.

                            TREMOR ENTERTAINMENT INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                               SEPTEMBER 30, 2001

NOTE 8  - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

       In June 2001, the Financial Accounting Standards Board (FASB) issued two new pronouncements: Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and other Intangible Assets". SFAS 141 prohibits the use of the pooling-of-interests method for business combinations initiated after June 30, 2001 and also applies to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001 that were accounted for by the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 as to goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. The provisions of SFAS 141 and 142 do not have a material effect on the financial statements of the Company.

       In August 2001, the FASB issued a new pronouncement SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses the financial accounting and reporting issues for the impairment or disposal of long-lived assets. This statement superseded FASB 121 but retains the fundamental provisions for (a) recognition/measurement of impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sales. It is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. We are currently evaluating the provisions of SFAS 144 and have not determined the impact, if any; it will have on our financial statements.

NOTE 9 - SUBSEQUENT EVENTS

       On November 13, 2001, pursuant to the terms of the Agreement and Plan of Merger between Tremor and New Systems, Inc., the Company recorded a reverse common stock split at a 6,000:1 ratio. The Company recorded an $8,776 liability in accrued expenses as of December 31, 2001 for payment of monies due to fractional shareholders. All share and per share amounts have been adjusted to reflect the reverse common stock split.

       Tremor acquired the interest in New Systems, Inc. in contemplation of a merger that was consummated on December 12, 2001. The merger was effected through an exchange of 7,404 shares of Tremor's common stock, representing the entire outstanding common shares of Tremor, for 14,808,000 shares of New Systems, Inc. common stock. Concurrent with the share exchange, New Systems, Inc. cancelled the 1,800,000 shares of New Systems, Inc. common stock held by Tremor prior to the exchange.

       In connection with the merger, New Systems, Inc. changed its financial year-end to March 31 and Tremor Entertainment Inc. merged with New Tremor Acquisition Corp., a wholly owned subsidiary of New Systems, Inc. Subsequent to the merger, New Systems, Inc. changed its name to

                           TREMOR ENTERTAINMENT INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                               SEPTEMBER 30, 2001

Tremor Entertainment Inc. and the company that was merged into the subsidiary of New Systems, Inc., formerly known as Tremor Entertainment Inc., became Tremor Games, Inc. For accounting purposes, the merger was recorded as a share exchange between Tremor and New Systems, Inc. accounted for as a recapitalization.

       On December 12, 2001, the holder of the Company's preferred stock converted 6,000,000 shares of Series A Preferred Stock into 5,000 shares of the Company's common stock in accordance with the Preferred Stock Agreement.

       On December 12, 2001,  pursuant to the terms of the Agreement and Plan of
Merger  between  Tremor  and  New  Systems,   Inc.  the  Company  cancelled  the
outstanding 9,000 shares of Tremor Treasury Stock.

       As of December 31, 2001, the Company had received $60,000 from investors pursuant to a Private Placement for which the Company has not issued common stock as of December 31, 2001. The terms of the Private Placement call for the purchase of Tremor common stock, par value $.001 per share at a price of $.50 per common share. The Company has recorded the $60,000 received as a liability in accrued expenses as of December 31, 2001.

       On January 9, 2002, the Company repaid $112,833 representing principal and interest due to Ram Venture Holdings Corp.

       In January 2002, the Company received a loan in the amount of $100,000 from RAM Capital Management, a private equity fund managed by Steven Oshinsky, Chairman and Chief Executive Officer of the Company, for short-term operating capital. The Company issued a promissory note maturing on January 9, 2003 with interest payable at 10% per annum. In addition to the promissory note, the Company issued to RAM Capital Management a warrant agreement for the purchase of 100,000 shares of Tremor common stock at an exercise price of $.50 per share that expires on January 9, 2005. The warrant agreement was valued at approximately $61,000 to be recorded as non-cash interest expense over the life of the loan.

       On February 9, 2002, the Company defaulted on the notes payable to Ram Venture Holdings Corp. in the amount of $416,667 and KM Financial of $83,334. The notes payable to Ram Venture Holdings Corp. and KM Financial for the purchase of New Systems, Inc. common stock were guaranteed pursuant to a pledge agreement by RAM Capital Management, a shareholder of the Company and a private equity fund managed by Steven Oshinsky, the Chairman and Chief Executive Officer of Tremor. As a result, Ram Venture Holdings Corp. and KM Financial exercised their rights under the pledge agreement and acquired 5,000,000 shares of common stock, par value $.001, of Ram Venture Holdings Corp. held by RAM Capital Management in exchange for RAM Capital Management's assumption of the notes. RAM Capital Management thereby terminated its ownership in Ram Venture Holdings Corp.

       On or about February 1, 2002, the Company issued to individual investors an aggregate of 395,000 shares of the Company's common stock pursuant to a private placement. The consideration paid by these individual investors was based on a price per share equal to $.50 per share, for a total purchase price of $197,500. The issuance of common stock certificates includes common shares issued for the $60,000 received as of December 31, 2001.

       As of February 12, 2002, the Company had received an additional $7,500 from investors under the terms of a Private Placement for the sale of 15,000 shares of common stock at $.50 per common share.

       On February 13, 2002, the Company received $250,000 from a private investor in contemplation of a note agreement to be negotiated.

                   PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - MERGER WITH NEW SYSTEMS, INC.

       On July 23, 2001, pursuant to the terms and conditions of a Stock Purchase Agreement, in contemplation of a proposed merger, Tremor Entertainment Inc. purchased an aggregate of 1,800,000 shares of New Systems, Inc. common stock for aggregate consideration of $505,000. Tremor purchased 1,500,000 shares of New Systems, Inc. common stock from Ram Venture Holdings Corp, an entity related to Steven Oshinsky, Tremor's Chief Executive Officer, for $4,167 in cash and a note for $416,666 and 300,000 shares of New Systems, Inc. common stock from KM Financial, an entity unrelated to Tremor, for $833 in cash and a note for $83,334. At the time of the merger, RAM Capital Management, a private equity fund managed by Steven Oshinsky, owned approximately 33 percent of Ram Venture Holdings Corp. As a result of the stock purchase, Tremor acquired a 54 percent ownership of the outstanding common stock of New Systems, Inc. resulting in a majority control of New Systems, Inc. On the date of purchase, New Systems, Inc. had assets of approximately $23,000, liabilities of approximately $25,000 and a net stockholders' deficit of approximately $2,000.

       For accounting purposes, the transaction was accounted for as a purchase of a majority interest from a related party and the 54 percent interest in New Systems, Inc. common stock was valued at zero. The $505,000 amount paid for the common stock of New Systems, Inc. was recorded as a transaction expense.

       Tremor acquired the interest in New Systems, Inc. in contemplation of a merger that was consummated on December 12, 2001. The merger was effected through an exchange of 7,404 shares of Tremor's common stock, representing the entire outstanding common shares of Tremor, for 14,808,000 shares of New Systems, Inc. common stock. Concurrent with the share exchange, New Systems, Inc. cancelled the 1,800,000 shares of New Systems, Inc. common stock held by Tremor prior to the exchange.

       In connection with the merger, New Systems, Inc. changed its financial year-end to March 31 and Tremor Entertainment Inc. merged with New Tremor Acquisition Corp., a wholly owned subsidiary of New Systems, Inc. Subsequent to the merger, New Systems, Inc. changed its name to Tremor Entertainment Inc. and the company that was merged into the subsidiary of New Systems, Inc., formerly known as Tremor Entertainment Inc., became Tremor Games, Inc.

       For accounting purposes, the merger was recorded as a share exchange between Tremor and New Systems, Inc. accounted for as a recapitalization.

              NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


       The assets and liabilities of New Systems, Inc. at September 30, 2001 and March 31, 2001 consisted of:

                                         September 30, 2001     March 31,2001
              ==================================================================

              Cash                    $         23,519        $      15,000
              ------------------------------------------------------------------
                                                23,519               15,000
              Liabilities                       26,912               15,000
              ------------------------------------------------------------------
                                      $         (3,393)       $          -
              ==================================================================

       The following unaudited pro forma summary presents the consolidated results of operations as if the merger with New Systems, Inc. had occurred on April 1, 2000. There are no pro forma adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the merger been made on April 1, 2000, nor are they indicative of future results. As a result, the unaudited pro forma net loss and pro forma per share amounts do not purport to represent what Tremor Entertainment Inc. results of operations would have been if the merger with New Systems, Inc. had occurred on April 1, 2000, and is not intended to project Tremor Entertainment Inc.'s results of operations for any future period.

                                  Six Months Ended                Year Ended
                                  September 30, 2001            March 31, 2001
================================================================================
Total revenues as reported      $          346              $            -
Total revenues - Pro forma      $    1,136,564              $    1,341,839
Net loss as reported            $     (366,393)             $      (22,703)
Net loss - Pro forma                (1,437,447)                 (2,234,750)
Loss Per Share:
    Basic as reported           $         (.15)             $         (.02)
    Diluted as reported         $         (.15)             $         (.02)
    Basic - Pro forma           $         (.09)             $         (.14)
    Diluted - Pro forma         $         (.09)             $         (.14)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 26, 2002                 Tremor Entertainment  Inc.


                                         By: /s/ Steven Oshinsky
                                             -----------------------------------
                                             Name: Steven Oshinsky
                                             Title: President and Chief
                                                    Executive Officer
                                                    (duly authorized officer)








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